UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2015

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, the Board of Directors (the “Board”) of SkyWest, Inc. (the “Company”) appointed Meredith R. Siegfried, President and Chief Executive Officer of Nordam Group, Inc. and a director of each of Nordam Group, Inc., Erickson Air-Crane, Inc., and World Travel Service LLC, to serve as a director of the Company.  The appointment of Ms. Siegfried fills one of two vacancies on the Board resulting from the decisions of Margaret S. Billson and Robert G. Sarver not to stand for re-election as directors of the Company at the Annual Meeting of the Company’s shareholders held on May 5, 2015 (the “Annual Meeting”).  The other vacancy resulting from the departures of Ms. Billson and Mr. Sarver was filled by the election of Andrew C. Roberts as a director of the Company at the Annual Meeting.  In connection with their commencement of service as directors of the Company, Ms. Siegfried was named to serve as a member of the Compensation and Safety & Compliance Committees of the Board and Mr. Roberts was appointed to serve as the Chairman of the Safety Committee and a member of the Audit & Finance Committee of the Board.

Ms. Siegfried and Mr. Roberts will be eligible to participate as non-employee directors in the Company’s benefit plans, consistent with the Company’s non-employee director compensation practices.  On May 5, 2015, the Board awarded to each of Ms. Siegfried and Mr. Roberts an award of 2,931 shares of the Company’s common stock, which represents a pro-rated award relative to the Company’s stock grants to its continuing directors for the current fiscal year.  The Company anticipates that Ms. Siegfried and Mr. Roberts will enter into the Company’s standard form of directors and officers indemnification agreement.

Since the beginning of the Company’s last fiscal year, neither Ms. Siegfried nor Mr. Roberts nor any of their immediate family members has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K. There were no arrangements or understandings between Ms. Siegfried or Mr. Roberts and any other person pursuant to which Ms. Siegfried and Mr. Roberts were elected or appointed as directors of the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, entitled “SkyWest, Inc. Appoints New Directors” issued by SkyWest, Inc., dated May 6, 2015.

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements.  The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of the Company, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report.

Actual operational and financial results of the Company will likely vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; negotiations between the Company and its major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that the Company operates under in their behalf; variations in market and economic conditions; labor relationships; the impact of global instability; fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the Company’s filings with the SEC, including the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, entitled “Risk Factors.”  All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: May 6, 2015	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer